UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): May 9, 2013
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 9, 2013, Noranda Aluminum Holding Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the election of all four returning members of the Board of Directors to serve until the 2016 Annual Meeting and ratified the appointment of Ernst and Young LLP as independent registered public accounting firm for the year ending December 31, 2013. The proposals presented at the Annual Meeting are described in detail in the Company’s Notice of 2013 Annual Meeting and Proxy Statement as filed with the Securities and Exchange Commission on April 22, 2013.
As of the record date, there were 67,880,237 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 64,891,633 or 95.6% of the outstanding common shares of stock entitled to vote were represented by proxy. No ballots were cast in-person at the Annual Meeting. Those shares were voted as follows:

1.     The following individuals were nominated in 2013 to serve on the Company’s Board of Directors until the 2016 Annual Meeting. All nominees were elected. The results were as follows:

Name	Votes for	Votes withheld	Broker non-vote
Robert A. Kasdin	55,083,503	3,830,453	5,977,677
Matthew H. Nord	48,290,979	10,622,977	5,977,677
Eric L. Press	48,211,542	10,702,414	5,977,677
Layle K. Smith	49,250,000	9,663,956	5,977,677
2.    The appointment of Ernst and Young LLP as independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2013 was ratified. The results were as follows:

Number of votes
Votes for	64,491,079
Votes against	53,519
Abstain	347,035

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	May 13, 2013

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary